Exhibit 12.2
                                                                       10/3/100


                              THE SOUTHERN COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 1999 and the twelve months ended June 30, 2000

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                                                                                                                            Twelve
                                                                                                                            Months
                                                                                                                            Ended
                                                                           Year ended December 31,                         June 30,
                                                     ------------------------------------------------------------------------------
                                                        1995           1996         1997         1998          1999          2000
                                                     --------------------------------Thousands of Dollars--------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Earnings  Before  Interest  and Income Taxes      $2,668,939    $2,701,762    $2,876,455   $2,733,939    $3,446,757    $3,561,976
      AFUDC - Debt funds                                 20,267        19,073        14,053       11,914        23,924        34,318
                                                     ----------    ----------    ----------   ----------    ----------    ----------
         Earnings  as defined                        $2,689,206    $2,720,835    $2,890,508   $2,745,853    $3,470,681    $3,596,294
                                                     ==========    ==========    ==========   ==========    ==========    ==========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                      $  557,199    $  530,067    $  679,696   $  712,819    $  697,747    $  775,956
   Interest  on interim  obligations                     62,693       107,008       111,694      107,555       183,321       257,123
   Amort of debt disc, premium  and expense, net         43,960        33,184        34,233       65,460       124,835       124,947
   Other interest  charges                               52,712        68,099       182,827      228,534       259,526       245,142
                                                      ---------     ---------     ---------    ---------     ---------     ---------
         Fixed charges as defined                       716,564       738,358     1,008,450    1,114,368     1,265,429     1,403,168
Tax  deductible   preferred  dividends                    3,775         3,775         2,918        1,905         1,631         1,625
                                                      ---------     ---------     ---------    ---------     ---------     ---------
                                                        720,339       742,133     1,011,368    1,116,273     1,267,060     1,404,793
                                                     ----------    ----------    ----------   ----------    ----------    ----------
Non-tax  deductible  preferred  dividends                84,482        80,841        39,823       23,384        18,792        18,035
Ratio  of net income  before  taxes to net income    x    1.638    x    1.619    x    1.804   x    1.508    x    1.491    x    1.430
                                                     ----------    ----------    ----------   ----------    ----------    ----------
Pref  dividend  requirements  before  income  taxes     138,382       130,882        71,841       35,263        28,019        25,790
                                                     ----------    ----------    ----------   ----------    ----------    ----------
Fixed  charges  plus  pref  dividend  requirements   $  858,721    $  873,015    $1,083,209   $1,151,536    $1,295,079    $1,430,583
                                                     ==========    ==========    ==========   ==========    ==========    ==========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                      3.13          3.12          2.67         2.38          2.68          2.51


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